Private Client Group

Merrill Lynch Business
Financial Services Inc.
222 North LaSalle Street
17th Floor
Chicago, Illinois 60601
(312) 499-3058
FAX: (312)499-3256

December 27, 2002

Mr. Frank O'Brien
StockerYale, Inc.
32 Hampshire Road
Salem, NH 03079

Re: Loan Documents Amendment and Extension

Dear Mr. O'Brien,

This Letter Agreement will serve to confirm certain agreements of Merrill Lynch Business Financial Services Inc. ("MLBFS") and StockerYale, Inc. ("Customer") with respect to: (i) that certain WCMA LOAN AND SECURITY AGREEMENT NO. 794-07F01 between MLBFS and Customer (including any previous amendments and extensions thereof) (the "Loan Agreement"), and (ii) all other agreements between MLBFS and Customer in connection therewith (collectively, the "Loan Documents"). Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Documents.

Subject to the terms hereof, effective as of the "Effective Date" (as defined below), the Loan Agreement is hereby amended as follows:

(a) The "Maturity Date" of the WCMA Line of Credit is hereby extended to July 31, 2003.

(b) The term "Maximum WCMA Line of Credit" shall mean $2,500,000.00.

(c) The "Line Fee" for the period ending July 31, 2003, shall be $26,250. Customer hereby authorizes and directs MLBFS to charge said amount to WCMA Account No. 794-07F01 on or at any time after the Effective Date.

(d) The "Collateral" of the Loan Documents will be amended to read as follows:

"Collateral" shall mean all Accounts, Chattel Paper, Contract Rights, Inventory, Equipment, General Intangibles, Deposit Accounts, Documents, Instruments, Investment Property and Financial Assets of Customer, howsoever arising, whether now owned or existing or hereafter acquired or arising, and wherever located; together with all parts thereof (including spare parts), all accessories and accessions thereto, all books and records (including computer records) directly related thereto, all proceeds thereof (including, without limitation, proceeds in the form of Accounts and insurance proceeds), and the additional collateral described in Section 3.6 (b) hereof.

(e) The term "Certificate of Compliance" shall mean, as applicable, that duly executed certificate, substantially the same form as Exhibit B attached hereto to the extent such certificate shall be applicable, of the president, chief financial officer or chief executive officer of Customer, certifying as to the matters set forth in such certificate.

(f) The term "Minimum Tangible Net Worth" as of December 31, 2000 and at all times thereafter, Customer's "tangible net worth", defined and calculated as set forth in Exhibit B attached hereto shall at all times exceed $7,750,000.00.

(g) The term "Quarterly Certificate of Compliance" Within 45 days after the close of each calendar quarter, a Certificate of Compliance, duly executed by the president, chief financial officer or chief executive officer of the Customer, in the form of Exhibit B attached hereto, or such other form as reasonably required by MLBFS from time to time.

Except as expressly amended hereby, the Loan Documents shall continue in full force and effect upon all of their terms and conditions.

Customer acknowledges, warrants and agrees, as a primary inducement to MLBFS to enter into this Agreement, that: (a) no Default or Event of Default has occurred and is continuing under the Loan Documents; (b) each of the warranties of Customer in the Loan Documents are true and correct as of the date hereof and shall be deemed remade as of the date hereof; (c) Customer does not have any claim against MLBFS or any of its affiliates arising out of or in connection with the Loan Documents or any other matter whatsoever; and (d) Customer does not have any defense to payment of any amounts owing, or any right of counterclaim for any reason under, the Loan Documents.

Provided that no Event of Default, or event which with the giving of notice, passage of time, or both, would constitute an Event of Default, shall then have occurred and be continuing under the terms of the Loan Documents, and the condition specified above shall have been met to our satisfaction, the amendments and agreements in this Letter Agreement will become effective on the date (the "Effective Date") upon which: (a) Customer shall have executed and returned the duplicate copy of this Letter Agreement enclosed herewith; and (b) an officer of MLBFS shall have reviewed and approved this Letter Agreement as being consistent in all respects with the original internal authorization hereof.

Notwithstanding the foregoing, if Customer does not execute and return the duplicate copy of this Letter Agreement within 14 days from the date hereof, or if for any other reason (other than the sole fault of MLBFS) the Effective Date shall not occur within said 14-day period, then all of said amendments and agreements will, at the sole option of MLBFS, be void.

Very truly yours,

Merrill Lynch Business Financial Services Inc.

By:
Jessica Schultz
Senior Credit Manager

Accepted:

StockerYale, Inc.

By:

Printed Name:

Title:

COMPLIANCE CERTIFICATE

To: Merrill Lynch Business Financial Services Inc. ("MLBFS")
      222 North LaSalle Street
      17th Floor
      Chicago, IL 60601

The undersigned, on behalf of STOCKERYALE, INC. ("Customer"), hereby certifies to MLBFS that: (i) he/she is an officer authorized to execute and deliver this certificate on behalf of Customer, and is familiar with the business and financial condition of the Customer; (ii) the financial statements delivered with this Certificate fairly present in all material respects the results of operations and financial condition of Customer; and (iii) to the best of my knowledge and belief, after reasonable investigation, each of the following statements is true and correct as of the date hereof: (a) no Event of Default, or event which with the giving of notice, passage of time, or both, would constitute and Event of Default, has occurred or is continuing, (b) no material adverse change in the financial condition of Customer has occurred or is continuing, and (c) the attached annexations, which are hereby incorporated herein by reference, are accurate, true and correct, and do not fail to state any material fact known (or should have been known) to Customer which would, but for the lapse of time, make any such statement or calculation false in any respect.

Date: ___________________

Signature:

Printed Name:

Title:

INSTRUCTIONS: IN ACCORDANCE WITH THE TERMS OF THE LOAN AGREEMENT (TO WHICH THIS ORIGINAL FORM OF COMPLIANCE CERTIFICATE IS ATTACHED AS EXHIBIT B), THIS COMPLIANCE CERTIFICATE AND THE ATTACHED ANNEXATIONS MUST BE COMPLETED BY YOU WITHIN 45 DAYS AFTER THE CLOSE OF EACH CALENDAR QUARTER. MLBFS EXPECTS YOU TO MAKE COPIES OF THIS ORIGINAL FORM OF COMPLIANCE CERTIFICATE AND SEND THEM QUARTERLY TO MLBFS WITHOUT NOTIFICATION OR REMINDER. ADDITIONAL COPIES WILL BE PROVIDED TO YOU UPON REQUEST.

MINIMUM TANGIBLE NET WORTH ANNEX TO COMPLIANCE CERTIFICATE (Exhibit B to Loan Agreement)

Customer's "Tangible Net Worth" shall at all times exceed $7,750,000.00. For the purposes hereof, the term "Tangible Net Worth" shall mean Customer's net worth as shown on Customer's regular financial statements prepared in accordance with GAAP, but excluding an amount equal to: (i) any Intangible Assets, and (ii) any amounts now or hereafter directly or indirectly owing to Customer by officers, shareholders or affiliates of Customer. "Intangible Assets" shall mean the total amount of goodwill, patents, trade names, trade or service marks, copyrights, experimental expense, organization expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets, and such other assets as are properly classified as "intangible assets" of the Customer determined in accordance with GAAP.

As of _________________ (insert Quarterly end date):

Beginning Total Net Worth	$
Distributions/advances/loans to Shareholders, officers and affiliates (-)	$
Intangible Assets (-)	$
Tangible Net Worth (=)	$

In Compliance? Yes / No

Merrill Lynch Business
Financial Services Inc.
222 North LaSalle Street
17th Floor
Chicago, Illinois 60601
(312) 499-3058
FAX: (312)499-3256

December 27, 2002

Mr. Frank O'Brien
StockerYale, Inc.
32 Hampshire Road
Salem, NH 03079

Re: Loan Documents Amendment and Extension

Dear Mr. O'Brien,

Enclosed herewith is a Letter Agreement amending the documents evidencing our loans or extensions of credit.

Please note that, among other conditions in said Letter Agreement, in order for this amendment to become effective, one copy of the enclosed Letter Agreement must be fully executed and returned to me within 14 days from the date hereof.

If you have any questions, please call me at (312) 499-3058.

Very truly yours,

Merrill Lynch Business Financial Services Inc.

By:
Jessica Schultz
Senior Credit Manager

Exhibit 10.14(d) / STKR	2002 FORM 10-K